Exhibit 99.1

News Release

Contact: Lauren Coartney
858.513.9240 x11636 Lauren.Coartney@bpiedu.com

WSCUC APPROVES MERGER OF ASHFORD UNIVERSITY AND UNIVERSITY OF THE ROCKIES
Approval is first of several steps in the merger process

SAN DIEGO (July 17, 2018) - Bridgepoint Education announced today that it received official notification of approval for the merger of its subsidiary institutions, Ashford University and University of the Rockies, from accreditor WASC Senior College and University Commission (WSCUC). Ashford University will be the surviving entity of the merger.
We believe the merger will create a comprehensive and strengthened educational institution that will include the undergraduate programs of Ashford University, the master’s programs of both universities, and the doctoral programs of the University of the Rockies. The addition of University of the Rockies graduate-level social and behavioral sciences programs will enable Ashford University to reach a wider array of students, create more seamless pathways for students, and help close the skills gap faced by employers, while ensuring continuity for students of both universities.
“We are pleased with WSCUC’s decision to approve the merger of our two institutions,” said Andrew Clark, president and CEO of Bridgepoint Education. “While Ashford University and University of the Rockies have accomplished much as separate schools- for students and their communities-it now makes sense to merge them to better address the needs and desires of today’s students anew.”
The proposal to merge the two universities was announced on March 13, 2018. The merger is subject to final approval from state regulators and the U.S. Department of Education.

Exhibit 99.1

About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.

Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management's intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for the remainder of 2018 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company's actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our ability to implement the proposed merger of University of the Rockies into Ashford University and the conversion of Ashford University into a nonprofit university; the impact of the proposed merger, conversion, and separation of the Company from its academic institutions to focus on online program management; the success of our marketing, technology and new program development initiatives, the success of our Education Partnership programs, the impact of our ongoing cost-reduction initiatives; our ability to comply with the extensive and continually evolving regulatory framework applicable to the Company and its institutions; adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions; the imposition of fines or other corrective measures against the Company's institutions; the impact of competition in the postsecondary education market; recruiting costs and tuition rates; reputational and other risks related to potential compliance audits; regulatory or legal actions; negative publicity or service disruptions; and our ability to attract, recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.

Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 21, 2018, the Company's quarterly reports on Form 10-Q and the Company's current reports on Form 8-K which are available at www.bridgepointeducation.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.